EXHIBIT 16.1

August 26, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated August 25, 2015, of First Financial Bancorp. and are in agreement with the statements contained in the first two paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company. As of March 31, 2014, the Company had $6.5 billion in assets, $4.0 billion in loans, $4.8 billion in deposits and $691 million in shareholders’ equity. The Company’s subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its four lines of business: commercial, consumer, wealth management and mortgage. The commercial, consumer and mortgage units provide traditional banking services to business and retail clients. First Financial Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.5 billion in assets under management as of March 31, 2014. The Company’s strategic operating markets are located in Ohio, Indiana and Kentucky where it operates 106 banking centers. Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

About Guernsey Bancorp, Inc.
Guernsey Bancorp, through its wholly-owned subsidiary, The Guernsey Bank, provides banking and financial services to individuals and commercial customers in Franklin County and its surrounding areas in Central Ohio from its three full-service banking locations. As of December 31, 2013, The Guernsey Bank had total assets of $122.9 million, total loans of $74.5 million and total deposits of $100.5 million. Additional information about The Guernsey Bank can be found on its website at www.guernseybank.com.

Forward-Looking Statement
Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors and statements of future economic performances and statements of assumptions underlying such statements. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends,’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to: economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act); management’s ability to effectively execute its business plan; mergers and acquisitions, including costs or difficulties related to the integration of acquired companies, including the recently announced proposed acquisitions of The First Bexley Bank, Insight Bank and Guernsey Bancorp; the Company’s ability to comply with the terms of loss sharing agreements with the FDIC; the effect of changes in accounting policies and practices; and the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as well as its other filings with the SEC, for a more detailed discussion of these risks, uncertainties and other factors that could cause actual results to differ from those discussed in the forward-looking statements. Such forward-looking statements are meaningful only on the date when such statements are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events. All forward-looking statements included in this news release are based on information available at the time of the release. Neither First Financial nor Guernsey assumes any obligation to update any forward-looking statement.

First Financial Bancorp Contact Information
Investors/Analysts    Media
Kenneth Lovik    Jenny Keighley
Senior Vice President, Investor Relations and    Assistant Vice President, Media Relations Manager
Corporate Development    (513) 979-5852
(513) 979-5837    jennifer.keighley@bankatfirst.com
kenneth.lovik@bankatfirst.com

Guernsey Bancorp, Inc. Contact Information
Robert D. Patrella
President & CEO
(614) 854-0400
rpatrella@guernseybank.com